UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Name of Registrant as Specified in its charter)

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NOTICE TO AVOID ADJOURNMENT

OF ANNUAL MEETING

Action Requested

Dear Stockholder:

On behalf of KBS Real Estate Investment Trust III (the “REIT”), I am writing to inform you that we are short the necessary votes needed to pass certain proposals at our Annual Meeting of Stockholders to be held on April 7, 2020.

To avoid the cost and time required to adjourn our annual meeting in order to obtain a sufficient number of favorable votes to pass certain proposals, we are writing unvoted stockholders to request your vote. We need a majority of favorable votes to pass these proposals and to avoid the costs the REIT would incur of adjourning and rescheduling the meeting and engaging our proxy solicitor to continue with mailings and phone calls.

Enclosed is a proxy card along with instructions for voting by mail, online or by phone. The REIT’s board of directors believes all proposals are in the best interests of stockholders. Your vote “FOR” all proposals is requested. If you have any questions, please feel free to call our proxy help line at (855) 643-7458.

Sincerely,

Charles J. Schreiber Jr.

CEO, KBS Real Estate Investment Trust III

EXPLANATION OF KEY PROXY PROPOSALS

•	At the annual meeting, we will seek your approval of, among other proposals, two proposals related to our pursuit of conversion to a non-listed perpetual-life “NAV REIT.”

•

We currently believe the best opportunity for us to achieve our objectives to provide attractive and stable cash distributions to our stockholders and provide additional liquidity for our stockholders is to pursue a strategy as a non-listed, perpetual-life “NAV REIT” that calculates the net asset value or “NAV” per share on a regular basis that is more frequent than annually (i.e. daily, monthly or quarterly), and seeks to provide increased liquidity to current and future stockholders through an expansion of our current share redemption program and/or periodic self-tender offers.

•

As more thoroughly described in the proxy statement, if we pursue conversion to an NAV REIT, we would implement a revised advisory fee structure, including a revised management fee and incentive fee structure that put a greater emphasis on our performance. We believe these changes would help further align the interests of our advisor (and its affiliates) and our stockholders in growing our company and performing well. In addition to the revised management fee and incentive fee structure, the new fee structure would eliminate the current transaction-based fees (i.e., the acquisition fee and disposition fee) payable to our advisor.

Proposal 3: Amending the Company’s Charter to remove Section 5.11

•

We believe we are more likely to succeed with a perpetual-life NAV REIT strategy if we revise our charter to remove Section 5.11, which requires that we seek stockholder approval of our liquidation if our shares of common stock are not listed on a national securities exchange by September 30, 2020, unless a majority of our independent directors determines that liquidation is not then in the best interest of our stockholders.

•

We believe that the continued inclusion of Section 5.11 in our charter may create confusion if we are pursuing a perpetual-life NAV REIT strategy and we are proposing that stockholders approve this amendment to our charter.

Proposal 4: Acceleration of Incentive Compensation

•

With respect to the incentive fee structure currently in effect with our advisor, the triggering events for payment of the incentive fee are generally expected to occur, if ever, upon a listing of our shares of stock on a national securities exchange or a significant distribution of cash in connection with a sale of all or a substantial amount of our assets.

•	These triggering events are inconsistent with a perpetual-life NAV REIT.

•

With respect to our historical performance period from inception through our conversion to a perpetual-life NAV REIT, we believe it is appropriate to accelerate the payment of the historical incentive fee in the form of restricted shares of our common stock so that it does not depend on the currently-existing triggering events.

•

The acceleration of the payment of the historical incentive compensation to our advisor will not affect the net asset value of our shares of common stock because our net asset value calculation has always included the potential liability related to the incentive fee.

•

Because the acceleration of this fee is not something we intended to do when we launched our initial public offering, we believe it is appropriate to ask the stockholders for their approval of this acceleration.

•	The historical incentive fee would be paid in restricted shares of our common stock and would be subject to certain vesting and redemption restrictions.

•

The restricted shares awarded would vest after two years, provided the advisor or its affiliate is not terminated for “cause” during that time. Both we and the advisor would have certain rights to accelerate vesting in certain situations, such as a change of control of our company.

•

We would agree with the advisor prior to the award of the restricted shares to repurchase 50% of the restricted shares upon vesting, with the repurchase price determined based on the then-current value of our shares. The main reason we would agree to repurchase 50% of the restricted shares upon vesting is to allow the advisor to have cash to pay its taxes.

•

After vesting and excluding the initial repurchase of 50% of the restricted shares upon vesting, the shares the advisor receives pursuant to this agreement would not be eligible for redemption under our share redemption program unless the company has satisfied all redemption requests from other stockholders received at that time; this restriction may be lifted in certain situations, such as upon a change of control of our company.

The board of directors recommends a vote FOR the proposals presented on your proxy card. For more detailed information on these and other proposals on your voting card, please refer to the enclosed proxy statement, or call our proxy help line at (855) 643-7458.

FORWARD-LOOKING STATEMENTS

The information herein and in the proxy statement include forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS REIT III intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Such statements include, in particular, statements about our plans, strategies, and prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties. Therefore, such statements are not intended to be a guarantee of our performance in future periods. KBS REIT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.

See Part I, Item 1A in KBS REIT III’s Annual Report on Form 10-K filed with the SEC on March 14, 2019 and Part II, Item 1A in KBS REIT III’s Quarterly Reports on Form 10-Q filed with the SEC on August 9, 2019 and November 13, 2019 for a discussion of some of the risks and uncertainties, although not all risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements. See “Proposed NAV REIT Conversion” in the proxy statement for risks related to our Proposed NAV REIT Conversion. You should consider these important cautionary factors as you read the proxy statement.

Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are: our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flows from operations, make distributions to stockholders, maintain the value of our real estate properties and provide liquidity to stockholders. Further, KBS REIT III can make no assurances with respect to the future value appreciation of its properties and ultimate return to stockholders. Stockholders may have to hold their shares for an indefinite period of time. KBS REIT III can provide no assurance that it will be able to provide additional liquidity to stockholders. KBS REIT III’s conflicts committee, which is composed of all of its independent directors, has approved the pursuit of KBS REIT III’s conversion to a perpetual-life NAV REIT. However, even if Proposal 3 and Proposal 4 are approved by KBS REIT III’s stockholders, implementation of these proposals and KBS REIT III’s conversion to an NAV REIT remain subject to further approval of the conflicts committee and board of directors, and regulatory, market or business considerations may influence KBS REIT III to delay the implementation of the NAV REIT conversion or abandon KBS REIT III’s conversion to an NAV REIT. Even if KBS REIT III converts to an NAV REIT, there is no assurance that KBS REIT III will successfully implement its strategy.

The cautionary statements contained or referred to in the proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. KBS REIT III undertakes no obligation to update or revise forward-looking statements in the proxy statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Vote Common Shares by:	Ways to Vote Go to ProxyVote.com

KBS REIT III 1.Notice to Avoid Meeting Adjournment Your Vote is Needed! a. KBS REAL ESTATE INVESTMENT TRUST III,INC Annual Meeting April 7, 2020 Vote Now!

April 6, 2020 Control Number: 0123456789012345	Call 1-800-690-6903

This email represents the following share(s):

NOTICE TO AVOID ADJOURNMENT OF ANNUAL MEETING

Action Requested

Dear Stockholder:

On behalf of KBS Real Estate Investment Trust III (the “REIT”), I am writing to inform you that we are short the necessary votes needed to pass certain proposals at our Annual Meeting of Stockholders to be held on April 7, 2020.

To avoid the cost and time required to adjourn our annual meeting in order to obtain a sufficient number of favorable votes to pass certain proposals, we are writing unvoted stockholders to request your vote. We need a majority of favorable votes to pass these proposals and to avoid the costs the REIT would incur of adjourning and rescheduling the meeting and engaging our proxy solicitor to continue with mailings and phone calls.

The REIT’s board of directors believes all proposals are in the best interests of stockholders. Your vote “FOR” all proposals is requested. If you have any questions, please feel free to call our proxy help line at 855-643-7458.

Sincerely,

Charles J. Schreiber Jr.

CEO, KBS Real Estate Investment Trust III

a. Why Should I Vote? Make your voice heard on critical issues. The outcome of the vote can affect the future of your investment.

Important Materials: Explanation of Key Proposals 10-K Report and Proxy Statement Privacy Notice

For holders as of January 8, 2020

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